UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2005

YOUNG BROADCASTING INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-25042	13-3339681
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

599 Lexington Avenue

New York, New York 10022

(Address of principal executive offices)

Registrant’s telephone number:  (212) 754-7070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On August 8, 2005, Young Broadcasting Inc. issued a press release announcing its financial results for the quarter ended June 30, 2005.  A copy of the press release is being furnished as Exhibit 99.1 to this report and incorporated herein by reference.

This press release contains disclosure of station operating performance, which is a financial measure that is not calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”).  Tabular reconciliation of this non-GAAP measure to the most directly comparable financial measure calculated and presented in accordance with GAAP is presented on the last page of the press release.  Disclosure regarding management’s reasons for presenting this non-GAAP measure appears in the press release under the heading “Use of Non-GAAP Measures.”

Item 3.03.  Material Modification to Rights of Security Holders.

On August 4, 2005, the Registrant’s Restated Certificate of Incorporation was amended (the “Amendment”) to provide that the holders of the Registrant’s Class A Common Stock, $0.001 par value (“Class A Common”), and the holders of the Registrant’s Class B Common Stock, $0.001 par value (“Class B Common”), shall vote as separate classes, and not jointly, on Class Vote Transactions (as defined below), to the extent that such holders are entitled to vote thereon.  The Registrant’s Restated Certificate of Incorporation, as amended by the Amendment, is referred to herein as the “Certificate.”

The Class A Common entitles its holders to one vote per share on all matters submitted to a vote of the holders of the common stock of the Registrant. The Class B Common entitles its holders to ten votes per share on such matters, except that holders of the Class B Common are entitled to only one vote per share on the following matters (each a “Class Vote Transaction”):

(1) any Going-Private “Rule 13e-3 Transaction,” as such term is defined in Rule 13e-3(a)(3), 17 C.F.R. Section 240.13e-3, as amended from time-to-time, promulgated under the Securities Exchange Act of 1934, as amended, between the Corporation and (i) Vincent Young or Adam Young, (ii) any Affiliate (as defined in the Current Certificate of Incorporation) of Vincent Young or Adam Young, or (iii) any group in which Vincent Young or Adam Young or an Affiliate of Vincent Young or Adam Young is a member;

(2) any sale, lease, or exchange of all or substantially all of the assets of the Corporation, whether in one transaction or a series of related transactions, other than to a Person or Persons in which the holders of Common Stock of the Corporation immediately prior to the consummation of such sale, lease or exchange hold, directly or indirectly, at least 50% of the Common Stock (or equivalent voting securities) of such Person or Persons immediately after such consummation;

(3) any sale or transfer, whether in one transaction or a series of related transactions, which would cause a fundamental change in the nature of the Corporation as a holder of multiple broadcast properties and the licenses relating thereto; or

(4) any merger or consolidation of the Corporation, other than a merger or consolidation following the consummation of which the holders of Common Stock of the Corporation immediately prior to such merger or consolidation hold, directly or indirectly, at least 50% of the Common Stock (or equivalent voting securities) of the Person formed by such merger or consolidation immediately after such consummation.

Prior to the Amendment, all classes of the Registrant’s common stock entitled to vote on any matter (including a Class Vote Transaction) voted together as a single class except as otherwise required by law.  The effect of the Amendment is to require the affirmative vote of the holders of a majority of the outstanding Class A Common and the holders of a majority of the outstanding Class B Common, each voting as a separate class and not jointly, to approve a Class Vote Transaction, to the extent such holders are entitled to vote thereon.

Prior to the Amendment, a Class Vote Transaction could be approved without the affirmative vote of holders of a majority of the Class B Common, provided that enough votes were cast by holders of the Class A Common in favor of any such Class Vote Transaction.  The Amendment changes the vote required to approve Class Vote Transactions from a simple majority of the voting power of the outstanding shares of the Corporation’s common stock to a majority of each of the Class A Common and Class B Common, voting as separate classes.  The Amendment gives the holders of the Class B Common (which include certain executive officers of the Registrant and members of the family of Vincent Young) the ability, by a majority vote of the Class B Common, to block the approval of any Class Vote Transaction. Similarly, the Amendment gives the holders of the Class A Common the ability, by a majority vote of the Class A Common, to block the approval of any Class Vote Transaction.

The Certificate is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits:

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Young Broadcasting Inc.

99.1	Press Release dated August 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2005

YOUNG BROADCASTING INC.

By:

  /s/ James A. Morgan

James A. Morgan

Executive Vice President